EXHIBIT 4.01

BANK ONE ISSUANCE TRUST

as Issuer

CLASS C(2003-3) TERMS DOCUMENT

dated as of June 18, 2003

to

ONESERIES INDENTURE SUPPLEMENT

dated as of May 1, 2002

to

INDENTURE

dated as of May 1, 2002

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

as Indenture Trustee and Collateral Agent

THIS CLASS C(2003-3) TERMS DOCUMENT (this “Terms Document”), by and between BANK ONE ISSUANCE TRUST, a statutory business trust created under the laws of the State of Delaware (the “Issuer”), having its principal office at c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600, and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the “Indenture Trustee”) and collateral agent (the “Collateral Agent”), is made and entered into as of June 18, 2003.

Pursuant to this Terms Document, the Issuer and the Indenture Trustee shall create a new Tranche of ONEseries Class C Notes and shall specify the principal terms thereof.

ARTICLE I

Definitions and Other Provisions of General Application

Section 1.1 Definitions. For all purposes of this Terms Document, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Indenture Supplement, the Indenture or the Asset Pool Supplement, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

(4) all references in this Terms Document to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Terms Document as originally executed;

(5) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Terms Document as a whole and not to any particular Article, Section or other subdivision;

(6) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture Supplement, the Indenture or the Asset Pool Supplement, the terms and provisions of this Terms Document shall be controlling;

(7) each capitalized term defined herein shall relate only to the Class C(2003-3) Notes and no other Tranche of ONEseries Notes issued by the Issuer; and

(8) “including” and words of similar import will be deemed to be followed by “without limitation.”

“Asset Pool Supplement” means the Asset Pool One Supplement to the Indenture, dated as of May 1, 2002 among the Issuer, the Indenture Trustee and the Collateral Agent, as amended, supplemented, restated or otherwise modified from time to time.

“Base Rate” has the meaning specified in the Indenture Supplement.

“BDL” means Banque de Luxembourg.

“Class C Reserve Account Percentage” means, for any Monthly Period, (i) zero, if the Quarterly Excess Spread Percentage for such Monthly Period is greater than or equal to 4.50%, (ii) 1.50%, if the Quarterly Excess Spread Percentage for such Monthly Period is less than 4.50% and greater than or equal to 4.00%, (iii) 2.00%, if the Quarterly Excess Spread Percentage for such Monthly Period is less than 4.00% and greater than or equal to 3.50%, (iv) 3.00%, if the Quarterly Excess Spread Percentage is less than 3.50% and greater than or equal to 3.00%; (v) 4.00%, if the Quarterly Excess Spread Percentage for such Monthly Period is less than 3.00% and greater than or equal to 2.50%, (vi) 5.00%, if the Quarterly Excess Spread Percentage is less than 2.50% and greater than or equal to 2.00%, (vii) 6.00%, if the Quarterly Excess Spread Percentage for such Monthly Period is less than 2.00% and greater than or equal to 0.00% and (viii) 7.25%, if the Quarterly Excess Spread Percentage for such Monthly Period is less than 0.00%.

“Class C(2003-3) Note” means any Note, substantially in the form set forth in Exhibit A-3 to the Indenture Supplement, designated therein as a Class C(2003-3) Note and duly executed and authenticated in accordance with the Indenture.

“Class C(2003-3) Noteholder” means a Person in whose name a Class C(2003-3) Note is registered in the Note Register.

“Class C(2003-3) Termination Date” means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class C(2003-

3) Notes is paid in full, (b) the Legal Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to Article V thereof.

“Controlled Accumulation Amount” means $33,333,333.34; provided, however, if the Accumulation Period Length is determined to be less than twelve months pursuant to Section 3.12(b)(ii) of the Indenture Supplement, the Controlled Accumulation Amount for any Note Transfer Date with respect to the Class C(2003-3) Notes will be the amount specified in the definition of “Controlled Accumulation Amount” in the Indenture Supplement.

“Excess Spread Percentage” has the meaning specified in the Indenture Supplement.

“Indenture” means the Indenture, dated as of May 1, 2002, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Indenture Supplement” means the ONEseries Indenture Supplement, dated as of May 1, 2002, between the Issuer, the Indenture Trustee and the Collateral Agent, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Initial Dollar Principal Amount” means $400,000,000.

“Interest Payment Date” means July 15, 2003 and the 15th day of each month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day.

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or in the case of the initial Interest Payment Date, from and including the Issuance Date) to but excluding such Interest Payment Date.

“Issuance Date” means June 18, 2003.

“Legal Maturity Date” means February 16, 2016.

“Note Interest Rate” means a rate per annum equal to 4.77%.

“Paying Agent” means Wells Fargo Bank Minnesota, National Association.

“Portfolio Yield” has the meaning specified in the Indenture Supplement.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and,

for the purpose of this definition, any Note authenticated and delivered under Section 3.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Quarterly Excess Spread Percentage” means, for each Determination Date, the percentage equivalent of a fraction the numerator of which is the sum of the Excess Spread Percentages with respect to the immediately preceding three Monthly Periods and the denominator of which is three.

“Record Date” means, for any Note Transfer Date, the last Business Day of the preceding Monthly Period.

“Reference Banks” means four major banks in the London interbank market selected by the Beneficiary.

“Scheduled Principal Payment Date” means June 17, 2013.

“Stated Principal Amount” means $400,000,000.

“Targeted Principal Deposit Amount” has the meaning specified in the Indenture Supplement.

“Tranche” has the meaning specified in the Indenture.

Section 1.2 Governing Law. THIS TERMS DOCUMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 1.3 Counterparts. This Terms Document may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

Section 1.4 Ratification of Indenture and Indenture Supplement. As supplemented by this Terms Document, each of the Indenture, the Asset Pool Supplement and the Indenture Supplement is in all respects ratified and confirmed and the Indenture as so supplemented by the Asset Pool Supplement and the Indenture Supplement as so supplemented by this Terms Document shall be read, taken and construed as one and the same instrument.

[END OF ARTICLE I]

ARTICLE II

The Class C(2003-3) Notes

Section 1.5 Creation and Designation. There is hereby created a Tranche of ONEseries Class C Notes to be issued pursuant to the Indenture and the Indenture Supplement to be known as the “ONEseries Class C(2003-3) Notes.”

Section 1.6 Interest Payment.

(1) For each Interest Payment Date, the amount of interest due with respect to the Class C(2003-3) Notes shall be an amount equal to one-twelfth the product of (i) the Note Interest Rate in effect with respect to the related Interest Period, times, (ii) the Outstanding Dollar Principal Amount of the Class C(2003-3) Notes determined as of the close of business on the Interest Payment Date preceding the related Note Transfer Date for the Class C(2003-3) Notes; provided, however, that for the first Interest Payment Date the amount of interest due with respect to the Class C(2003-3) Notes is $[1,431,000]. Interest on the Class C(2003-3) Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(2) Pursuant to Section 3.03 of the Indenture Supplement, on each Note Transfer Date with respect to the Class C(2003-3) Notes, the Indenture Trustee shall deposit into the Class C(2003-3) Interest Funding Sub-Account the portion of ONEseries Available Finance Charge Collections allocable to the Class C(2003-3) Notes.

Section 1.7 [Reserved]

Section 1.8 Payments of Interest and Principal.

(1) Any installment of interest or principal, if any, payable on any Class C(2003-3) Note which is punctually paid or duly provided for by the Issuer and the Indenture Trustee on the applicable Interest Payment Date or Principal Payment Date shall be paid by the Paying Agent to the Person in whose name such Class C(2003-3) Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person’s account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of Cede & Co., payment shall be made by wire transfer in immediately available funds to the account designated by such nominee.

(2) The right of the Class C(2003-3) Noteholders to receive payments from the Issuer will terminate on the first Business Day following the Class C(2003-3) Termination Date.

Section 1.9 Targeted Amount to be on Deposit in the Class C Reserve Sub-Account. The amount targeted, with respect to any Monthly Period, to be on deposit in the Class C Reserve Sub-Account for the Class C(2003-3) Notes on the Note Transfer Date in the immediately succeeding Monthly Period, will, on the issuance date, be zero and, thereafter, will be an amount equal to the product of (A) the Class C Reserve Account Percentage for such Monthly Period times (B) the Initial Outstanding Dollar Principal Amount of the ONEseries Notes (exclusive of (x) any Class or Tranche of ONEseries Notes which will be paid in full on the applicable Payment Date for such Class or Tranche of ONEseries Notes in the immediately succeeding Monthly Period and (y) any Class or Tranche of ONEseries Notes which will have a Nominal Liquidation Amount of zero on the applicable Payment Date for such Class or Tranche of ONEseries Notes in the immediately succeeding Monthly Period) times (C) a fraction, the numerator of which is the Nominal Liquidation Amount of the Class C(2003-3) Notes as of the close of business on the last day of such Monthly Period (exclusive of the amount deposited with respect to the Targeted Principal Deposit Amount on the applicable Note Transfer Date for such Tranche of ONEseries Class C Notes in the next succeeding Monthly Period) and the denominator of which is the Nominal Liquidation Amount of all Class C Notes in the ONEseries as of the close of business on the last day of such Monthly Period (exclusive of the amount deposited with respect to the Targeted Principal Deposit Amount on the applicable Note Transfer Date for all Tranches of ONEseries Class C Notes in the next succeeding Monthly Period); provided however, that if an Early Redemption Event or Event of Default occurs with respect to the Class C(2003-3) Notes, the amount targeted to be on deposit will be the Initial Outstanding Dollar Principal Amount of the Class C(2003-3) notes.

The Issuer may change the percentage and methodology set forth above for calculating the amount targeted to be on deposit in the Class C Reserve Sub-Account for the Class C(2003-3) Notes without the consent of any Noteholder so long as the Issuer has (i) received written confirmation from each Note Rating Agency that has rated any Outstanding Notes of the ONEseries that the change in such percentage or formula will not result in a Ratings Effect with respect to any Outstanding Class C(2003-3) Notes and (ii) delivered to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion and an Issuer Tax Opinion.

Section 1.10 Form of Delivery of Class C(2003-3) Notes; Depository; Denominations.

(1) The Class C(2003-3) Notes shall each be delivered in the form of a global Registered Note as provided in Sections 2.02 and 3.01(i) of the Indenture, respectively.

(2) The Depository for the Class C(2003-3) Notes shall be The Depository Trust Company, and the Class C(2003-3) Notes shall initially be registered in the name of Cede & Co., its nominee.

(3) The Class C(2003-3) Notes will be issued in minimum denominations of $1,000 and integral multiples of that amount.

Section 1.11 Delivery and Payment for the Class C(2003-3) Notes. The Issuer shall execute and deliver the Class C(2003-3) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Class C(2003-3) Notes when authenticated, each in accordance with Section 3.03 of the Indenture.

Section 1.12 Supplemental Indenture. The Issuer may enter into a supplemental indenture with respect to the Class C(2003-3) Notes as provided in Section 9.01 of the Indenture, provided, however, that any supplemental indenture which provides for an additional or alternative form of credit enhancement for the Class C(2003-3) Notes shall, in addition to the requirements set forth in Section 9.01 of the Indenture, require confirmation from the Note Rating Agencies that have rated any Outstanding Notes of the ONEseries that such change in credit enhancement will not result in a Ratings Effect with respect to any Outstanding Notes of the ONEseries.

Section 1.13 Appointment of co-Paying Agent and co-Transfer Agent. BDL is appointed as co-paying agent and as co-transfer agent in Luxembourg with respect to the Class C(2003-3) Notes for so long as the Class C(2003-3) Notes are listed on the Luxembourg Stock Exchange. Any reference in this Terms Document, the Indenture Supplement, the Asset Pool Supplement and the Indenture to the Paying Agent or the Transfer Agent shall be deemed to include BDL as co-paying agent or co-transfer agent, as the case may be, unless the context requires otherwise.

[END OF ARTICLE II]

IN WITNESS WHEREOF, the parties hereto have caused this Terms Document to be duly executed, all as of the day and year first above written.

BANK ONE ISSUANCE TRUST

By:	BANK ONE, DELAWARE, NATIONAL ASSOCIATION, as Beneficiary and not in its individual capacity

By:	/s/ STEPHEN R. ETHERINGTON
Name: Stephen R. Etherington Title: Senior Vice President

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Indenture Trustee and Collateral Agent

By:	/s/ JENNIFER C. DAVIS
Name: Jennifer C. Davis Title: Assistant Vice President